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            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement on Form S-3 (the "Registration Statement") of The Care Group, Inc. (the "Registrant"), a Delaware corporation, and to the Prospectus to be used in connection with the Registration Statement, of (i) the Geschwind, Davidson & Co. report dated March 22, 1994 on the consolidated financial statements of the Company for the years ended December, 1993 and December, 1992 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 filed with the Securities and Exchange Commission and incorporated into the Registration Statement by reference, and (ii) the Geschwind, Davidson & Co. report on the combined financial statements of Advanced Care Associates, Inc. and affiliates dated March 31, 1994, included in the Registrant's Current Report on Form 8-K dated May 19, 1994, which report is incorporated into the Registration Statement by reference.


                        /s/ Holtz Rubenstein & Co., LLP
                        Holtz Rubenstein & Co., LLP (successor
                        to the practice of Geschwind, Davidson &
                        Co., Certified Public Accountants, who
                        examined the financial statements for the years ended December 31, 1993 and December 31, 1992)


Melville, New York
February 5, 1996